EXHIBIT 5.1

November 19, 2015
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403
Re: Franklin Resources, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Franklin Resources, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, par value $0.10 per share (the “Common Stock”), (ii) shares of one or more series of preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured, which may be issued in one or more series under an indenture relating to the Debt Securities (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement, (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a warrant agent or agents to be named therein (each, a “Warrant Agent”), (v) units comprised of any of the foregoing securities (the “Units”), which may be issued under one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and an agent or agents to be named therein (each, a “Unit Agent”) and (vii) such indeterminate number of shares of Common Stock or shares of Preferred Stock and amount of Debt Securities, Warrants and Units as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units, including such shares of Common Stock or shares of Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(i) the Registration Statement relating to the Offered Securities;
(ii) a copy of the Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);
(iii) a copy of the Amended and Restated By-laws of the Company, as currently in effect, as certified by the Secretary of the Company (the “Bylaws”);
(iv) the Indenture and the form of note included therein, to be filed as Exhibit 4.1 to the Registration Statement; and
(v) certain resolutions of the Board of Directors of the Company (the “Board of Directors”), approved on October 19, 2015, relating to the registration of the Offered Securities, the authorization of the Indenture and other related matters.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.
We have assumed that the Indenture and any supplemental indenture to the Indenture, each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent or Unit Agent, as the case may be, and that any Debt Securities, Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent or Unit Agent, as the case may be and that each will be governed by the laws of the State of New York.
In addition, we have assumed that the terms of the Offered Securities of the Company will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indenture thereto, the Offered Securities of the Company, each Warrant Agreement and Unit Agreement will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts relevant to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.
Our opinions set forth herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York that, in our experience, are normally applicable to securities of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to any non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1. With respect to the shares of any Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.10 per share of Common Stock.
2. With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; and (vii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.
3. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1933, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture has been duly executed and delivered, and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered, by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, preference or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.
4. With respect to any Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Warrants”), when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, preference or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.
5. With respect to any Units offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and the Offered Securities of the Company for which the Offered Units may be settled, the consideration to be received therefor and related matters; (v) a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) any Debt Securities or debt obligations of third parties, including U.S. Treasury securities, the Common Stock or Preferred Stock relating to such Offered Units have been duly authorized for issuance and issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock is not less than $0.10 per share and the consideration for such Preferred Stock is not less than $1.00 per share; and (viii) the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units (including any Units duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units), when issued and sold in accordance with the applicable Unit Agreement, the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, preference or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the Delaware General Corporation Law, (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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